UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): March 29, 2017

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Stony Hill Road Suite 200 Yardley, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2017, Alliqua BioMedical, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering of 9,473,250 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All of the Shares are being sold by the Company. The offering price to the public of the Shares is $0.40 per share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $0.372 per share. After deducting the total underwriting discounts and commissions of $265,251, the Company expects to receive net proceeds from the offering of $3,524,049, before expenses.

Pursuant to the Underwriting Agreement, the Company, in connection with the offering, agreed to issue to the Underwriter warrants to purchase up to 236,831 shares of Common Stock of the Company, or 2.5% of the number of shares of Common Stock sold in the Offering (the “Underwriter Warrants” and together with the shares issuable upon exercise of the Underwriter Warrants, the “Underwriter Securities”). The Underwriter Warrants will be exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending five years from the date of the execution of the Underwriting Agreement, at a price per share equal to $0.44 (110% of the offering price to the public per Share).

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-197844) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on September 25, 2014. A preliminary prospectus supplement and prospectus supplement and the accompanying prospectus relating to the offering have been filed with the Commission. The offering is expected to close on or about April 3, 2017, subject to satisfaction of customary closing conditions.

A copy of the legal opinion and consent of Haynes and Boone, LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors and certain of its executive officers, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01	Other Events.

On March 29, 2017, the Company issued a press release announcing the pricing of the underwritten public offering of its Common Stock. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 29, 2017, by and between Alliqua BioMedical, Inc. and H.C. Wainwright & Co., LLC
5.1	Opinion of Haynes and Boone, LLP.
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1).
99.1	Press release dated March 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: March 31, 2017	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer